Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Zoom Telephonics, Inc. on Form S-8 of our report dated March 24, 2015, with respect to our audits of the financial statements of Zoom Telephonics, Inc. as of December 31, 2014 and 2013 and for the years then ended appearing in the Annual Report on Form 10-K of Zoom Telephonics, Inc.  for the year ended December 31, 2014.

/s/ Marcum LLP

Marcum llp
Boston, Massachusetts
February 29, 2016